UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 21, 2014

FUTUREWORLD ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	000-1273988	81-0562883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

FutureWorld Energy, Inc. 6365 53 Rd Street North, Pinellas Park, Florida		33781
(Address of principal executive offices)		(Zip Code)

(239) 324-0000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01. Other Events

FutureWorld Energy, Inc. announces today that it has entered into a Letter of Intent to Acquire Torchlight Energy Inc. (a Wyoming Corporation). Torchlight Energy's assets consist of 2.8 Million tons of proven Coal reserves valued at $168M (at today's price of $60 per ton). We expect to close this acquisition shortly. Environmental consideration in managing these assets will be our outmost obligation. The details of the agreement are as follows;

The Definitive Documents will provide for ‘TORCH’ sale at closing of its interest to FWDG for the following:

1-	A purchase price of $1,400,000 in stock at par value of $0.001, vested at 10% per month,
2-	One share of Preferred Series A with 30% dividend of the yearly gross cash flow of the operations (coal operations),
3-	25M shares in warrants at the exercise price of the closing date of the agreement, exercisable for three years,
4-	TORCH, (upon signing Board Member Commitment Agreement) will become a Member of FWDG Board of Directors,
5-	An Employment agreement.

The Company also has decided to give cash dividend to all its shareholders from the future gross cash flow of the current operations and beyond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Energy, Inc.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  January 20, 2014